                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                ----------------

                                 AMENDMENT NO. 2
                                       TO
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              DATATEC SYSTEMS, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                              94-2914253
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(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

      23 Madison Road, Fairfield, New Jersey                07004
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     (Address of Principal Executive Offices)             (Zip Code)

If this form relates to the registration     If this form relates to the registration
of a class  of  securities  pursuant  to     of a class  of  securities  pursuant  to
Section 12(b) of the Exchange Act and is     Section 12(g) of the Exchange Act and is
effective     pursuant     to    General     effective     pursuant     to    General
Instruction  A.(c),   please  check  the     Instruction  A.(d),   please  check  the
following box / /                            following box / /

Securities Act registration statement file number to which this form relates:
                                                               ______________
                                                              (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $.001 par value per share
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                                (Title of Class)

                        Preference Share Purchase Rights
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                                (Title of Class)

            The  undersigned   registrant  hereby  amends  and  supplements  the
following items and exhibits or other portions of its Registration  Statement on
Form 8-A filed with the Securities and Exchange  Commission on July 12, 2000 and
as amended on April 10, 2002, as follows:

Item 1.     Description of Registrant's Securities to be Registered.
            -------------------------------------------------------

            Item 1 is hereby  amended by appending the  following  paragraphs at the end thereof:

            Effective  July 3, 2003,  the Company  amended its Rights  Agreement with  Continental  Stock Transfer & Trust Company,  as rights agent.  The Rights
Agreement  was  amended  to  exclude   Palladin   Partners  I,  L.P.,   Palladin
Multi-Strategy  Partners,  L.P., DeAM Convertible Arbitrage Fund, Ltd., Palladin
Overseas Fund, Ltd., and Palladin  Overseas  Multi-Strategy  Fund, Ltd. from the definition of "Acquiring  Person" as a result of the execution of a certain Note
Purchase  Agreement  dated  July 3, 2003 by and among  the  investors  signatory thereto  and the  Company  (the  "Purchase  Agreement")  or as a  result  of any transactions contemplated by the Purchase Agreement.

            This summary  description  of the amendment to the Rights  Agreement does not purport to be complete and is qualified in its entirety by reference to the  Amendment  to Rights  Agreement,  which is  included as Exhibit 4.2 to this registration statement and is incorporated herein by reference.

Item 2.     Exhibits.
            --------

            Item 2 is hereby  amended by adding the following  exhibit  attached hereto:

            4.2    Amendment to Rights  Agreement,  dated as of July 3, 2003, by and between  Datatec  Systems,  Inc.  and  Continental  Stock
                   Transfer & Trust Company.

                                       2

                                    SIGNATURE

            Pursuant  to  the  requirements  of  Section  12 of  the  Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 17, 2003                    DATATEC SYSTEMS, INC.

                                        By:    /s/ Isaac J. Gaon
                                               -------------------------------
                                        Name:  Isaac J. Gaon
                                        Title: Chief Executive Officer